               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

             Vital Signs, Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VITAL SIGNS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vital Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Thursday, February 17, 2000 at 10:00 a.m. local time, to consider and act upon the following:

          1. The election of six directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

          2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 7, 2000 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors


                                          Scott L. Spitzer
                                          Secretary

Totowa, New Jersey
January 18, 2000


WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE BY TELEPHONE OR VIA THE INTERNET AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. RETURNING THE PROXY OR VOTING ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE MEETING IF YOU LATER DECIDE TO ATTEND IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on February 17, 2000 commencing at 10:00 a.m., local time. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about January 19, 2000.


STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on January 7, 2000 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 13,136,873 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.


VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED;
VOTING BY TELEPHONE AND VIA THE INTERNET

     A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. An abstention has the same effect as a vote against the proposals.

     Instead of submitting your vote by mail on the enclosed form of proxy, you can vote by telephone or via the internet. Instructions to use these methods are set forth on the enclosed proxy card. If you vote by telephone or via the internet, please have your proxy card available. The control number appearing on your card is necessary to verify your vote. A telephone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail. Voting by telephone and via the internet are valid proxy voting methods under applicable law and the Company's By-Laws.


COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

PRINCIPAL STOCKHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of December 31, 1999 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of certain directors of the Company; (iii) each director and each Named Officer (as defined herein) of the Company; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by March 1, 2000.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                        STOCKHOLDER                             NUMBER      PERCENT(12)
                        -----------                             ------      -----------
Terence D. Wall (1)(2)......................................   4,244,105        32.0%
Trusts for the benefit of the minor children of Terence D.
  Wall
  (Anthony J. Dimun, trustee) (1)(3)........................   2,420,327        18.4%
Dimensional Fund Advisors, Inc., 11299 Ocean Avenue, 11th
  Floor, Santa Monica, California 90401 (4).................     890,500         6.8%
Barry Wicker (5)............................................     407,298         3.1%
David J. Bershad (6)........................................      75,385           *
Anthony J. Dimun (1)(3).....................................   2,821,062        21.1%
Scott Spitzer (7)...........................................       9,000           *
Joseph J. Thomas............................................           0           *
Stuart M. Essig (8).........................................      10,064           *
Christian Malmqvist (9).....................................       4,777           *
Daniel L. Reuvers (10)......................................      12,864           *
All directors and executive officers as a group (9 persons)
  (11)......................................................   7,483,691        55.0%

------------

*   Represents less than one percent.

 (1) The business address of Mr. Wall, Mr. Dimun and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

 (2) Includes 716,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 29,916 shares held in the Company's 401(k) plan on Mr. Wall's behalf and 37,639 shares held in the Company's Investment Plan held on Mr. Wall's behalf; excludes shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance
     Wall) and shares held by a charitable foundation established by Terence and Carol Wall. Includes 135,278 shares covered by exercisable options.

 (3) As trustee of the trusts maintained for the benefit of the minor children of Terence D. Wall, Mr. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 600 shares held in an insurance trust established by Mr. Wicker. He is also deemed to be the beneficial owner of 87,400 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 72,243 shares owned by Mr. Dimun individually, 20,381 shares held in the Company's Investment Plan, 4,369 shares held in the Company's 401(k) plan on Mr. Dimun's behalf and 215,741 shares covered by options exercisable by Mr. Dimun.

 (4) In a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999, Dimensional Fund Advisors, Inc., states that it has sole voting and dispositive power with regard to 890,500 shares.

 (5) Includes 18,380 shares owned by Mr. Wicker's wife, 6,687 shares held in the Company's 401(k) plan on Mr. Wicker's behalf, 8,971 shares held in the Company's Investment Plan on Mr. Wicker's behalf

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     and 48,304 shares covered by options exercisable by Mr. Wicker; excludes shares held in an insurance trust (which shares may not be voted or disposed of by Mr. Wicker or his wife).

 (6) Includes 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership; also includes 7,975 shares held in the Company's Investment Plan on Mr. Bershad's behalf and 61,210 shares covered by exercisable options.

 (7) Includes 1,000 shares held in the Company's Investment Plan on Mr. Spitzer's behalf and 8,000 shares covered by exercisable options.

 (8) Includes 8,064 shares held in the Company's Investment Plan on Mr. Essig's behalf and 2,000 shares covered by exercisable options.

 (9) Includes 1,107 shares held in the Company's Investment Plan on Mr. Malmqvist's behalf and 3,670 shares covered by exercisable options.

(10) Includes 3,866 shares held in the Company's Investment Plan on Mr. Reuvers behalf; 554 shares held in the Company's 401(k) plan and 8,444 shares covered by exercisable options.

(11) Includes 482,647 shares covered by options exercisable by the Company's executive officers and directors, 41,526 shares held in the Company's 401(k) plan and 89,003 shares held in the Company's Investment Plan on behalf of the Company's executive officers; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and Mr. Wicker's children and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terence and Carol Wall.

(12) Percent of class is based on 13,134,164 shares of Common Stock outstanding on December 31, 1999.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended September 30, 1999.


                             ELECTION OF DIRECTORS

     The holders of the Common Stock will elect six directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

     The table below sets forth the names and ages (as of September 30, 1999) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms and the principal occupations and employment of each such person during at least the past five years.

                             DIRECTOR    EXPIRATION
  NAME AND AGE(A)             SINCE       OF TERM                     BUSINESS EXPERIENCE(A)
  ---------------             -----       -------                     ----------------------
Terence D. Wall, 58            1972         2000      President and Chief Executive Officer of the Company.
                                                        Mr. Wall presently serves on the Board of Directors
                                                        of Bionx Implants, Inc.
David J. Bershad, 59            1991        2000      Member of the law firm of Milberg Weiss Bershad Hynes
                                                        & Lerach LLP. Mr. Bershad presently serves on the
                                                        Board of Directors of Bionx Implants, Inc.
Anthony J. Dimun, 56            1987        2000      Executive Vice President and Chief Financial Officer
                                                        of the Company (1991 to Present); Treasurer of the
                                                        Company (1991 to Present); Secretary of the Company
                                                        (December 1991 to December 1998); Principal Owner,
                                                        Strategic Concepts, Inc. (financial and acquisition
                                                        advisory firm) (1988 to Present). Mr. Dimun
                                                        presently serves on the Boards of Directors of
                                                        EchoCath, Inc. and Bionx Implants, Inc.
Stuart M. Essig, 38             1998        2000      President and Chief Executive Officer and a Director,
                                                        Integra LifeSciences Corporation (a medical
                                                        technology company) (1997 to present); Managing
                                                        Director and various positions with Goldman, Sachs
                                                        & Co. (an investment banking firm) (1988 to 1997).
                                                        Mr. Essig presently serves on the Board of
                                                        Directors of St. Jude Medical Corporation.
Joseph J. Thomas, 63            1992        2000      President of Thomas Medical Products, Inc. (a
                                                        subsidiary of the Company) (1990 to Present);
                                                        President and General Manager of Access Devices,
                                                        Inc. (a catheter manufacturer) (1982-1989);
                                                        research and development positions with various
                                                        companies, including Johnson & Johnson (prior
                                                        years).
Barry Wicker, 59                1985        2000      Executive Vice President of the Company since 1985.
                                                        From 1985 through November 1991, Mr. Wicker had
                                                        primary responsibility for Sales and Marketing;
                                                        since then, he has at various times served as
                                                        either Chief Operating Officer or head of the
                                                        Company's sales operations.

------------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun have invested together (and serve together as Board members) in Bionx Implants, Inc. ('Bionx') and Messrs. Wall and Bershad have invested together (and serve as Board members) in Omnisonics, Inc. (formerly Sonokinetics Inc.). Further, the Company is a shareholder, and Messrs. Wall and Dimun are shareholders (and Mr. Dimun is a Board member) of EchoCath, Inc. Messrs. Wall, Dimun, Bershad and Thomas are investors in X-Site, LLC (See Related Party Transactions).

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended September 30, 1997, 1998 and 1999, the annual and long-term compensation of the Company's Chief Executive Officer and its other executive officers (the 'Named Officers').


                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION                -------------------------------
                                      --------------------------------------------   COMMON SHARES
                                                                        OTHER           SUBJECT
                                                                       ANNUAL         TO OPTIONS        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(A)   COMPENSATION(B)    GRANTED (#)    COMPENSATION(C)
    ---------------------------       ----    ------    --------   ---------------    -----------    ---------------
Terence D. Wall ...................   1999    225,000   $10,695        $ 6,000          --               $5,088
  President and Chief Executive       1998    225,000    10,695          6,000          75,278            3,213
  Officer                             1997    225,000    10,685          6,000          --                3,266
Anthony J. Dimun ..................   1999    180,000     8,608         12,600           9,638            4,482
  Executive Vice President and        1998    180,000     8,608         12,600          71,414            3,071
  Chief Financial Officer             1997    180,000     8,608         12,600           5,694            3,088
Barry Wicker ......................   1999    151,250     7,331          6,000           9,638            3,574
  Executive Vice President            1998    151,250     7,281          6,000           8,304            2,384
                                      1997    151,250     7,281          6,000          --                2,580
Christian Malmqvist ...............   1999    145,631     6,971          6,000          --                2,493
  Vice President, International       1998    139,195     6,598          6,000           3,320            1,730
  Operations                          1997    132,311    28,326          6,000          --                1,731
Scott Spitzer .....................   1999    231,944    13,406          6,000           8,000            3,103
  Vice President, General Counsel     1998    106,442    18,027          3,000          --               --
  and Secretary (D)

------------

 (A) Reflects bonuses for the fiscal year for which the bonuses were granted, which may not correspond with the fiscal year in which the bonuses were paid. All bonuses earned in fiscal 1999 were awarded under the Company's Well-Pay Policy. This policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the Policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $350 are earned by employees having perfect attendance for one or more consecutive years.

 (B) Comprised entirely of monthly car allowances for Messrs. Wall, Wicker, Malmqvist and Spitzer. In addition to the monthly car allowances, Mr. Dimun is also provided an entertainment allowance of $550 per month.

 (C) 'Compensation' reported under this column for the year ended September 30, 1999 includes: (i) contributions of $2,500, $2,500, $1,982, $1,907, $2,436, respectively, for Messrs. Wall, Dimun, Wicker, Malmqvist, Spitzer, respectively, to the Company's 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Officer to that Plan, and (ii) premiums of $2,588, $1,982, $1,592, $586 and $667, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Dimun, Wicker, Malmqvist and Spitzer, respectively.

 (D) Mr. Spitzer joined the Company in April 1998.

STOCK OPTIONS

     The following table contains information regarding the grant of stock options to the Named Officers during the year ended September 30, 1999. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the 'SEC'), the following table sets forth the hypothetical gains or 'option spreads' that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.


                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                             POTENTIAL REALIZABLE VALUE
                              NUMBER OF       PERCENT OF                                       AT ASSUMED ANNUAL RATES
                            COMMON SHARES   TOTAL OPTIONS                                    OF STOCK PRICE APPRECIATION
                             UNDERLYING        GRANTED                                             FOR OPTION TERM
                               OPTIONS       TO EMPLOYEES    EXERCISE PRICE   EXPIRATION   -------------------------------
NAME                         GRANTED(A)     IN FISCAL 1999     PER SHARE         DATE            5%               10%
----                         ----------     --------------     ---------         ----            --               ---
Anthony J. Dimun..........       9,638           6.4%            $20.75         8/27/09      $  125,771       $  318,731
Barry Wicker..............       9,638           6.4%            $20.75         8/27/09         125,771          318,731
Scott Spitzer.............       8,000           5.3%            $17.87         2/18/08          89,907          227,841

------------

 (A) The options granted to each of the Named Officers were granted under the Company's Investment Plan. Pursuant to the Investment Plan, eligible participants may purchase the Company's Common Stock during specified window periods. For each share purchased, the Investment Plan provides that the Company will grant the employee from one to three stock options. The option-to-stock match in effect for the options granted under the Investment Plan during the last fiscal year was two-for-one. The exercise price is equal to the closing sale price of the Company's Common Stock on Nasdaq on the last day of the window period. An employee must continue to be employed for at least two years by the Company to exercise stock options granted under the Investment Plan. If the employee retains the shares purchased during the window period, the option can be exercised at any time after the initial shares have been held for two years. In general, if the employee sells any of the shares purchased under the Investment Plan before the end of the two year holding period or directs the Company to stop making payroll deductions before all shares that the employee committed to buy are fully paid for, the options shall automatically be forfeited, unless the Committee administering the Plan determines that the employee has sufficient hardship and such hardship has caused such employee to take such actions. In such event, the employee will be required to wait five years from the option grant date before options related to fully paid shares can be exercised and must be employed by the Company at such time in order to exercise such options. The Board of Directors is authorized to accelerate stock options related to fully paid shares in connection with a change in control.

     The following table provides data regarding the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at September 30, 1999. Also reported are the values for 'in-the-money' options, which represent the positive spread between the exercise prices of existing options and $20.38, the closing sale price of the Company's Common Stock on September 30, 1999. None of the Named Officers exercised any stock options during fiscal 1999.


                             FISCAL YEAR-END VALUES

                                                     NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                    OPTIONS AT YEAR-END                YEAR-END
                                                ---------------------------   ---------------------------
                                                EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                -----------   -------------   -----------   -------------
Terence D. Wall...............................     60,000        135,278       $ --           $184,214
Anthony J. Dimun..............................    155,519        121,052        830,937        175,462
Barry Wicker..................................     40,000         57,942         --             19,265
Christian Malmqvist...........................        350          3,320         --              7,702
Scott Spitzer.................................     --              8,000         --             20,080


ARRANGEMENTS WITH DIRECTORS

     Joseph Thomas became a director of the Company upon the Company's acquisition of Thomas Medical Products, Inc. ('TMP') on September 30, 1992. In connection with the TMP acquisition, Mr. Thomas entered into an employment agreement with TMP pursuant to which Mr. Thomas was entitled to receive a salary of at least $100,000 per year (with a cost of living adjustment) during the five-year term of his employment agreement. The employment agreement has expired by its terms and Mr. Thomas continues to be employed by the Company as the President of TMP. For the year ended September 30, 1999, Mr. Thomas received a salary of $150,000. In addition, Mr. Thomas received an auto allowance of $4,800. During fiscal year 2000 Mr. Thomas is being paid at the rate of $150,000 per year.

     Directors of the Company presently do not receive any cash fees for serving in such capacity.

     During fiscal year 1999, Messrs. Wall, Wicker and Dimun were granted options as employees of the Company. Messrs. Bershad and Essig, the two directors who are not employed by the Company or its subsidiaries, participate in the Company's 1991 Director Stock Option Plan (the 'Director Plan'). Under the Director Plan, each outside director automatically receives options covering 4,000 shares (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the Director Plan. During fiscal 1999, Mr. Bershad and Mr. Essig each received options covering 4,000 shares of Common Stock pursuant to the Director Plan. One half of the options granted under the Director Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.


THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

     The Board of Directors of the Company held seven meetings during the year ended September 30, 1999. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met five times during the year ended September 30, 1999. The Audit Committee presently consists of Messrs. Bershad and Essig.

     The Board has a Nominating Committee, consisting of Messrs. Wall and Dimun. This Committee did not meet during the year ended September 30, 1999, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by stockholders.

     The Board does not have a general Compensation Committee. It maintains a Stock Option Committee, however, to administer the 1990 Employee Stock Option Plan, the 1991 Director Stock Option Plan and the Vital Signs Investment Plan. The Stock Option Committee presently consists of Messrs. Wall and Wicker and acted by unanimous consent during the Company's most recent fiscal year.

     Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During the fiscal year ended September 30, 1999, the following individuals served on the Board: Terence D. Wall, David J. Bershad, Anthony J. Dimun, Stuart
M. Essig, Joseph J. Thomas and Barry Wicker. During that year, of the persons named, Messrs. Wall, Dimun, Thomas and Wicker were officers and employees of the Company or its subsidiaries.


RELATED PARTY TRANSACTIONS

     Thomas Medical Products, Inc., a subsidiary of the Company ('TMP'), provides product development and manufacturing services to X-Site, LLC ('X-Site'), a company engaged in the development of specialized cardiovascular products. X-Site paid TMP $227,211 during the current fiscal year for such services. In addition, during fiscal year 1999 the Company provided certain accounting services for X-Site in which various suppliers of X-Site, including TMP, were paid by the Company. X-Site, in turn, reimbursed the Company. In fiscal 1999, X-Site fully reimbursed the Company in the amount of $1,028,164. The Company believes that the rates charged to X-Site for such services are no less favorable to the Company than those charged to similarly situated unrelated parties. Mr. Wall owns 44% of X-Site. Mr. Dimun, an investment limited partnership in which Mr. Bershad is the primary investor, Mr. Thomas and Mr. Spitzer own 5%, 5%, 3% and less than 1%, respectively, of X-Site.

     The Company believes that the overall terms of the above-described arrangements with X-Site are no less favorable to the Company than terms that would be available from similarly situated unrelated parties.


BOARD REPORT ON EXECUTIVE COMPENSATION

     Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect Mr. Wall and the other Named Officers.

     The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the specific individual and the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

     During the past four completed fiscal years, the three most senior executive officers did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Officers are based upon experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

     Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

     The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

     By:  The Board of Directors

Terence D. Wall           Stuart M. Essig           David J. Bershad
Joseph J. Thomas          Anthony J. Dimun          Barry Wicker


STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Nasdaq Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 277 publicly traded medical instrument and device companies) for the period from October 1, 1994 (October 1, 1994 = 100) through September 30, 1999.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS
                            AMONG VITAL SIGNS, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX


                                  [GRAPH]


                                    MG          NASDAQ
                   VITAL           GROUP        MARKET
   YEAR          SIGNS, INC.       INDEX        INDEX
 ---------       -----------    -----------   ----------
   1994            $100           $100          $100
   1995             144.51         165.4         121.41
   1996             180.43         164.25        141.75
   1997             203.43         145.37        192.67
   1998             212.43         134.89        200.23
   1999             242.6          167.37        323.92


           ASSUMES $100 INVESTED ON OCTOBER 1, 1994
                 ASSUMES DIVIDEND REINVESTED
            FISCAL YEAR ENDING SEPTEMBER 30, 1999

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Goldstein Golub Kessler LLP ('GGK'), certified public accountants, has been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending September 30, 2000. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from stockholders. GGK audited the Company's financial statements for more than the past five years.


OTHER MATTERS

     At the time that this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the election of directors, would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

     If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than September 20, 2000 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                          By Order of the Board of Directors
                                          Scott L. Spitzer, Secretary

Dated: January 18, 2000


     A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 1999, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                      APPENDIX 1


                                 [PROXY CARD]



                               VITAL SIGNS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 17, 2000

     The undersigned hereby appoints Anthony J. Dimun, Scott L. Spitzer and Terence D. Wall, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on February 17, 2000 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               VITAL SIGNS, INC.

                               FEBRUARY 17, 2000


                Please Detach and Mail in the Envelope Provided


         PLEASE MARK YOUR
A [X]    VOTES AS IN THIS
         EXAMPLE.


                FOR the nominees               WITHHOLD            The Board of Directors recommends a vote
            listed at right (except            AUTHORITY           "FOR" the nominees for Directors in Proposal 1.
                as marked to the        to vote for the nominees
                contrary below)             listed at right

1. ELECTION                                                      NOMINEES:             2. Upon all such other matters as may
   OF               [  ]                         [  ]              David J. Bershad       properly come before the meeting and/or
   DIRECTORS                                                       Anthony J. Dimun       any adjournment or adjournments thereof,
                                                                   Stuart M. Essig        as they in their discretion may
INSTRUCTION: To withhold authority to vote for any                 Joseph J. Thomas       determine. The Board of Directors is not
individual nominee listed at right, write the nominee's            Terence D. Wall        aware of any such other matters.
name in the space provided below.                                  Barry Wicker
                                                                                       UNLESS OTHERWISE SPECIFIED IN THE SQUARES
                                                                                       OR SPACE PROVIDED IN THIS PROXY, THIS PROXY
____________________________________________________________                           BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

                                                                                       Please sign this proxy and return it
                                                                                       promptly whether or not you expect to
                                                                                       attend the meeting. You may nevertheless
                                                                                       vote in person if you attend.


Signed:________________________________________ Signed:________________________________________ Dated:____________________, 2000.

NOTE: Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.